Exhibit 99.1

Aethlon Medical Announces First Quarter Financial Results and Provides Corporate Update

SAN DIEGO, CA, August 11, 2020 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical device technology company focused on developing products to diagnose and treat life and organ threatening diseases, today reported financial results for its first quarter ended June 30, 2020 and provided an update on recent developments.

Company Updates

Aethlon Medical, Inc. (Company or Aethlon) is continuing the development of its proprietary Hemopurifier®, which is a first in class therapeutic device designed for the single use depletion of cancer-promoting exosomes and circulating viruses. The Hemopurifier has previously been designated a Breakthrough Device by the FDA for the treatment of glycosylated viruses, including Ebola and other hemorrhagic fever viruses, and in late 2018 was additionally designated as a Breakthrough Device “…for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease….”.

Aethlon is currently initiating its first clinical trial in patients with advanced and metastatic cancers. Under an Investigational Device Exemption (IDE) application approved by FDA in October 2019 this trial, termed an Early Feasibility Study (EFS – the device equivalent of a phase 1 study), in patients with advanced and/or metastatic head and neck cancer is being run at the UPMC Hillman Cancer Center in Pittsburgh, PA and has been approved by the UPMC Institutional Review Board (IRB). The EFS will enroll 10-12 subjects and will investigate the combination of the Hemopurifier with standard of care pembrolizumab (Keytruda®) in the front line setting.

As previously disclosed, the FDA has approved an amendment to the Company’s open IDE for the Hemopurifier in life threatening viral infections, to allow for the treatment of patients with SARS-CoV-2/COVID-19 infection. This will allow for up to 40 of these patients to be treated under a New Feasibility Study protocol at up to 20 clinical sites in the U.S. The Company is currently recruiting sites to conduct this trial. The Company has also recently initiated treatment of one patient under an emergency use single patient pathway that allows for the use of an investigational product in patients who have essentially failed other treatment options. While the Company cannot draw any conclusions about efficacy based on a single case, the treatment has been uneventful to date.

In other news, the Company recently announced receipt, in collaboration with the University of Pittsburgh and other academic institutions, of a five year, approximately $3.5 million grant from the National Institutes of Health (NIH) entitled "Depleting exosomes to improve responses to immune therapy in head and neck squamous cell carcinoma". This grant, on which Theresa Whiteside, one of the world’s foremost authorities on exosomes in cancer, and Dr. Annette Marleau, Aethlon’s Senior Director of Research are Co-Principal Investigators, will provide support for both bench studies on exosomes in head and neck cancer using samples from the clinical trial now being initiated and will also provide some support for a follow on clinical trial.

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Financial Results for the First Quarter Ended June 30, 2020

At June 30, 2020, we had a cash balance of approximately $15.7 million.

Operating expenses for the three months ended June 30, 2020 were approximately $1.4 million, compared to approximately $1.6 million for the three months ended June 30, 2019. This decrease of approximately $200,000, or 12%, in the 2020 period was due to a decrease in payroll and related expenses of approximately $170,000 and in professional fees of approximately $43,000, which was partially offset by an increase in general and administrative expenses of approximately $27,000.

The $170,000 decrease in payroll and related expenses was due to the combination of a $242,000 reduction in stock-based compensation expense and a $73,000 increase in our cash-based compensation expense. The cash-based compensation increase was in turn due to additions to our headcount and to salary increases.

The $43,000 decrease in our professional fees was primarily due to a $22,000 decrease in our legal fees and a $22,000 decrease in our accounting fees.

The $27,000 increase in general and administrative expenses was primarily due a $26,000 increase in our clinical trial expenses as we prepare for our planned clinical trials.

Other expense during the three months ended June 30, 2020 consisted of interest expense and during the three months ended June 30, 2019, consisted of interest expense and a loss on debt extinguishment. Other expense for the three months ended June 30, 2020 was approximately $1,000, compared to other expense of approximately $501,000 for the three months ended June 30, 2019.

As a result of the changes in revenues and expenses noted above, our net loss before noncontrolling interests decreased to approximately $1.4 million for the three months ended June 30, 2020, from approximately $2.1 million for the three months ended June 30, 2019.

In June 2020, we raised additional cash through the sale of 2,685,600 shares of common stock under our ATM facility at an average price of $2.70 per share of net proceeds. We did not issue any warrants in this financing. The aggregate net proceeds to us were approximately $7.3 million.

The unaudited condensed consolidated balance sheet for June 30, 2020 and the unaudited condensed consolidated statements of operations for the three month periods ended June 30, 2020 and 2019 follow at the end of this release.

Conference Call

The Company will hold a conference call today, Tuesday, June 11, 2020 at 4:30 p.m. Eastern Time to review financial results and recent corporate developments. Following management's formal remarks, there will be a question and answer session.

Interested parties can register for the conference by navigating to http://dpregister.com/10147021.

Please note that registered participants will receive their dial in number upon registration.

Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE):           1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN:           1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through August 18, 2020. The replay can be accessed via Aethlon Medical’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada Toll Free at 1-855-669-9658. The replay conference ID number is 10147021.

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About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical- stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier is designed to deplete the presence of circulating tumor-derived exosomes that promote immune suppression.

These tumor derived exosomes also seed the spread of metastases and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company’s ability to enroll patients in and successfully complete trials in the Early Feasibility Studies in head and neck cancer and in COVID-19 patients, the Company’s ability to successfully treat patients under any Emergency Use pathway, the Company’s ability to successfully complete development of its Hemopurifier, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2020, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes, CFO

jfrakes@aethlonmedical.com

858-459-7800 extension 3300

Media Contact:

Tony Russo, Ph.D.

Russo Partners, LLC

tony.russo@russopartnersllc.com

212-845-4251

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

susan@sanoonan.com

212-966-3650

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

	June 30, 2020	March 31, 2020
ASSETS
CURRENT ASSETS
Cash	$15,721,616	$9,604,780
Accounts receivable	206,729	206,729
Prepaid expenses	166,944	229,604

TOTAL CURRENT ASSETS	16,095,289	10,041,113

Property and equipment, net	149,661	140,484
Right-of-use lease asset	112,779	136,426
Patents, net	57,366	57,504
Deposits	12,159	12,159

TOTAL NONCURRENT ASSETS	331,965	346,573

TOTAL ASSETS	$16,427,254	$10,387,686

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	251,194	285,036
Due to related parties	131,844	111,707
Deferred revenue	306,729	100,000
Lease liability, current portion	100,430	98,557
Other current liabilities	433,120	472,420

TOTAL CURRENT LIABILITIES	1,223,317	1,067,720

NONCURRENT LIABILITIES
Convertible notes payable, net	16,832	42,540
TOTAL NONCURRENT LIABILITIES	16,832	42,540

TOTAL LIABILITIES	1,240,149	1,110,260

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 30,000,000 shares authorized; 12,070,393 and 9,366,873 issued and outstanding	12,072	9,368
Additional-paid in capital	128,744,684	121,426,563
Accumulated deficit	(113,436,664)	(112,026,381)

TOTAL STOCKHOLDERS' EQUITY BEFORE NONCONTROLLING INTERESTS	15,320,092	9,409,550

Noncontrolling interests	(132,987)	(132,124)

TOTAL STOCKHOLDERS' EQUITY	15,187,105	9,277,426

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,427,254	$10,387,686

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

For the three month periods ended June 30, 2020 and 2019

	Three Months	Three Months
	Ended 6/30/20	Ended 6/30/19

Government contract revenue	$–	$30,000

OPERATING COSTS AND EXPENSES
Professional fees	564,284	607,578
Payroll and related	436,911	605,995
General and administrative	409,223	382,615
	1,410,418	1,596,188

OPERATING LOSS	(1,410,418)	(1,566,188)

OTHER (INCOME) EXPENSE
Loss on debt extinguishment	–	447,011
Interest and other debt expenses	728	54,085
	728	501,096

NET LOSS	$(1,411,146)	$(2,067,284)

Loss attributable to noncontrolling interests	(863)	(860)

NET LOSS ATTRIBUTABLE TO AETHLON MEDICAL, INC.	$(1,410,283)	$(2,066,424)

Basic and diluted net loss available to common stockholders per share	$(0.15)	$(1.63)

Weighted average number of common shares outstanding	9,632,977	1,270,484

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